Exhibit 99.C

LETTER OF TRANSMITTAL

REGARDING

SHARES OF LIMITED LIABILITY COMPANY INTEREST

IN

GROSVENOR REGISTERED MULTI-STRATEGY FUND (TI 2), LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JUNE 27, 2013

The Offer will expire

at, and this Letter of Transmittal must be

received by, 11:59 p.m., Eastern Time,

on Friday, July 26, 2013, unless the Offer is extended.

Complete this Letter of Transmittal and Return by Mail, E-Mail or Fax to:

By Mail:

Grosvenor Funds

c/o BNY Mellon Alternative Investment Services

400 Bellevue Parkway

19C-0204

Wilmington, DE 19809

Phone: (866) 211-4521

By E-Mail:

grosvenordeinvservices@bnymellon.com

Please include the words “Grosvenor Funds Tender Documents” in the subject line.

By Fax:

(302) 791-2790

Letter of Transmittal – TI 2 (GSLLC)	Page 1

Ladies and Gentlemen:

The undersigned hereby tenders to Grosvenor Registered Multi-Strategy Fund (TI 2), LLC, a closed-end, diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of limited liability company interest (“Shares”) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated June 27, 2013 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares of the Fund tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares of the Fund or portion thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Shares of the Fund may be purchased.

The undersigned acknowledges that this Letter of Transmittal must be received by the Fund by either mail, e-mail of fax by 11:59 p.m., Eastern Time, on July 26, 2013, and that the method of delivery of any document is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund, to receive any Letter of Transmittal or other document.

A non-transferable, non-interest bearing promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Shares tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon Investment Servicing (US) Inc., the Fund’s administrator. The cash payment(s) of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the proceeds to the undersigned’s account of record, or wire transferred directly to the account designated by the Investor in this Letter of Transmittal. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund’s Board of Directors.

If the undersigned’s Shares are tendered and accepted for purchase, the promissory note will also provide for a contingent payment portion of the purchase price, if any, as described in Section 7 of the Offer to Purchase. Any contingent payment of cash due pursuant to a note will also be made by wire transfer to the undersigned’s account as designated in this Letter of Transmittal. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of September 30, 2013 (the “Valuation Date”), subject to an extension of the Offer as described in Section 8 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be made within 120 days of the Valuation Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you do not want to sell your Shares at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you decide to tender, you are responsible for confirming that the Fund has received your documents in good order.

Letter of Transmittal – TI 2 (GSLLC)	Page 2

PART 1 – Name

Name of Investor:

Address of Investor:

Account Number:	Phone Number:

E-Mail Address for Confirmation of Receipt:

PART 2 – Amount of Limited Liability Company Shares of the Fund to be Tendered

Please check one:

☐	All Shares

☐	Portion of Shares expressed as specific dollar value: $

Partial tenders are subject to maintenance of a minimum account balance of at least $50,000. The undersigned understands that if the undersigned tenders an amount that would cause the undersigned’s account balance to fall below $50,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so a minimum $50,000 account balance is maintained.

PART 3 – Payment

The promissory note for the purchase price will be held for you by BNY Mellon Investment Servicing (US) Inc., the Fund’s administrator.

Cash payments will be wire transferred directly to the account designated by the Investor. Cash payments wired directly to such Investor accounts may be subject upon withdrawal from the account to any fees that the institution at which the account is held would customarily assess upon the withdrawal of cash from the account.

☐	Wire the proceeds into my account already on file with the Fund.

☐	Wire the proceeds to:

Institution:

ABA Number:

Account Number:

Account Name:

For Further Credit Name:

For Further Credit Account Number:

Reference Information: Grosvenor Registered Multi-Strategy Fund (TI 1), LLC

Letter of Transmittal – TI 2 (GSLLC)	Page 3

PART 4 – Signature(s)

FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Letter of Transmittal – TI 2 (GSLLC)	Page 4

PLEASE CONTACT YOUR MERRILL FINANCIAL ADVISER TO ENSURE THE PROPER COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION

LETTER OF TRANSMITTAL

REGARDING

SHARES OF LIMITED LIABILITY COMPANY INTEREST

IN

GROSVENOR REGISTERED MULTI-STRATEGY FUND (TI 2), LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JUNE 27, 2013

The Offer will expire

at, and this Letter of Transmittal must be

received by, 11:59 p.m., Eastern Time,

on Friday, July 26, 2013, unless the Offer is extended.

Letter of Transmittal – TI 2 (ML)	Page 1

Ladies and Gentlemen:

The undersigned hereby tenders to Grosvenor Registered Multi-Strategy Fund (TI 2), LLC, a closed-end, diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of limited liability company interest (“Shares”) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated June 27, 2013 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares of the Fund tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares of the Fund or portion thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Shares of the Fund may be purchased.

A non-transferable, non-interest bearing promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Shares tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon Investment Servicing (US) Inc., the Fund’s administrator. The cash payment(s) of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the proceeds to the undersigned’s account at Merrill. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund’s Board of Directors.

If the undersigned’s Shares are tendered and accepted for purchase, the promissory note will also provide for a contingent payment portion of the purchase price, if any, as described in Section 7 of the Offer to Purchase. Any contingent payment of cash due pursuant to a note will also be made by wire transfer to the undersigned’s account as designated in this Letter of Transmittal. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of September 30, 2013 (the “Valuation Date”), subject to an extension of the Offer as described in Section 8 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be made within 120 days of the Valuation Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

Investors wishing to tender Shares pursuant to the Offer should contact their Merrill Financial Adviser (“Merrill FA”) who will enter the order and provide the Investor with a customized Tender Offer Form for its account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for an Investor’s account will need to be signed and returned to the Investor’s Merrill FA. Upon receiving signed documentation, the Investor’s Merrill FA will submit the form for processing. An Investor’s Merrill FA must submit the form by the Expiration Date.

If you do not want to sell your Shares at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you decide to tender, you are responsible for confirming that your Merrill Financial Adviser has received your documents in good order.

Letter of Transmittal – TI 2 (ML)	Page 2

Tender Offer Request

Order Form - U.S. Investors

Document #:	Client Account:	Prod #/UST CAI #:

Client Name:

Instructions for Submitting a Withdrawal Request for Tender Offers for Alternative Investments at Bank of America

After discussing the terms of the tender offer or redemption request with the client, the Financial Advisor, Portfolio Manager or registered representative (each, an “Investment Professional”) needs to:

1.	REVIEW CLIENT information

Review all pages of this document for accuracy and completeness.

2.	REVIEW with your CLIENT

Ensure your client understands, verifies and completes all sections of this document.

3.	SIGN and DATE

YOUR CLIENT MUST sign and date the document. (For fiduciary accounts: Instructions for signing requirements are included in the offering kits of each Fund).

4.	SCAN to your desktop, SUBMIT through the Alternative Investments Processing Center

Scan the completed and signed document to your desktop and submit it through the Dashboard on the Alternative Investments Website.

Financial Advisor/Portfolio Manager Attestation

Name:

Production # /

Common Associate ID:	Phone Number:

The undersigned Investment Professional hereby certifies that the client is known to and is a client of the Investment Professional, and has had substantive discussions with the client regarding the client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that any and all of the representations made by the client in the Tender Offer / Redemption Request are true and correct, (ii) based on information obtained from the client concerning the client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the client, and (iii) that the client’s contact information on record with the selling agent and as noted on this Tender Offer / Redemption Request is true and correct.

The Investment Professional confirmed that the client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of units or shares (or other form of interest) issued by each Fund in which the client currently invests.

Investment
Professional Signature:	Date:

1 of 3

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:

Client(s)/Account Details

Client’s Name(s):

Client Account:	Social Security # /Tax ID:

Primary Address for
Fund Registration:

Account Type:

Request Tender / Redemption Details

Fund Name

Effective Date	Cut-off Date	Channel	Tender Type	Units (If Partial)

☐ Full ☐ Partial

Payment - Cash

Cash payment due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the undersigned’s account.

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:		2 of 3

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:

Signature

The undersigned acknowledges that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal and all capitalized terms used herein have the meaning as defined in the Offer, except as stated in the Offer this request is irrevocable. The undersigned acknowledges the absolute right of the Fund to reject any and all tenders determined by Fund, in its sole discretion, not to be in the appropriate form. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this request, or that the person signing this request is an authorized representative of the redeeming investor.

Internal Revenue Code Certification

The Undersigned hereby represents, warrants and certifies as follows (a) under penalties of perjury, by signature below, the Undersigned certifies that the Social Security/Taxpayer ID Number set forth in these Signature Pages is the true, correct and complete Social Security/Taxpayer ID Number of the Undersigned, and the Undersigned is a “United States person” (as defined in Section 7701(a)(30) of the Code) including a U.S. resident alien, (b) under penalties of perjury, by signature below, the Undersigned certifies that the Undersigned is not subject to backup withholding because (i) the Undersigned is exempt from backup withholding, (ii) the Undersigned has not been notified by the Internal Revenue Service that the Undersigned is subject to backup withholding , or (iii) the Internal Revenue Service has notified the Undersigned that the Undersigned is no longer subject to backup withholding,(c) the Undersigned agrees to notify their Investment Professional within 30 days of any change in the information set forth above.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature 1 Required:

* Signature:	* Date:

* Signer’s Name:	* Title:
(please print)

Signature 2 Required:

* Signature:	* Date:

* Signer’s Name:	* Title:
(please print)

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:		3 of 3